UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 10, 2016

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                                              Regulation FD Disclosure

On November 10, 2016, Nabors Industries Ltd. (the “Company”) will be hosting an investor analyst day in Houston, Texas beginning at 8:00 am Central time. The presentation materials, which will be presented by the Company’s senior management and will be provided to and discussed with attendees at the investor analyst day, are available at http://investor.nabors.com/presentations and are incorporated by reference herein. No other content on the Company’s website is incorporated by reference into this filing. Further, the reference to the URL for the Company’s website is intended to be an inactive text reference only.

As more fully described therein, the presentation materials referenced above contain forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such forward-looking statements are subject to risks and uncertainties, as disclosed from time to time in the Company’s filings with the Securities and Exchange Commission.  As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.

The information in this current report on Form 8-K (including the information incorporated by reference herein) is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act. This current report on Form 8-K will not be deemed an admission as to the materiality of any information contained herein (including the information incorporated by reference herein).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

Date: November 10, 2016	By:	/s/ Mark D. Andrews
Mark D. Andrews
Corporate Secretary